EXHIBIT 23.2
                                  ------------

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Regional Capital Management Corporation
1635D Royal Palm Drive
Gulfport, Florida  33707

Gentlemen:

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 14, 1998, relating to the consolidated financial statements of Regional Capital Management Corporation, which is contained in that Prospectus. We also consent to the reference to our firm under the caption "Experts" in that Prospectus.





                         /s/ Hurd, Hawkins, Meyers, Radosevich & Stevenson, P.A.
                         -------------------------------------------------------
                             Hurd, Hawkins, Meyers, Radosevich & Stevenson, P.A.


Largo, Florida
August 31, 1998